SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                   SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
				DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CAVCO INDUSTRIES INC

GAMCO INVESTORS, INC.
				6/17/04              300            40.1000
				6/17/04            8,300            40.2319
				6/17/04              432            39.9800
				6/16/04              500            40.0024
				6/15/04            5,868            40.1168
				6/15/04              300            40.2500
				6/15/04            1,000            40.1400
				6/14/04              500            40.3655
				6/14/04            1,822            39.9951
				6/14/04              300            40.2633
				6/14/04              300            40.3200
				6/14/04              500            40.2500
				6/14/04              500            39.8800
				6/10/04            1,000            40.7000


(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.